UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2021

The New Home Company Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)

(602) 767-1426

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

General

As previously disclosed, The New Home Company Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated as of July 23, 2021 (the “Merger Agreement”), with Newport Holdings, LLC (the “Parent”) and Parent’s wholly-owned subsidiary, Newport Merger Sub, Inc. (“Merger Sub”) pursuant to which, subject to the terms and conditions of the Merger Agreement, on September 8, 2021 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of the Parent.

On the Closing Date, the Company also entered into a Credit Agreement (the “New Credit Agreement”) among the Parent, the subsidiary guarantors party thereto from time to time (the “Subsidiary Guarantors”), the initial lenders party thereto and JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent for the lenders. The New Credit Agreement provides for a senior unsecured revolving credit facility (the “Revolving Credit Facility”) not to exceed an aggregate principal amount of $100 million, which revolving credit facility may, subject to the lenders’ discretion, be increased by an amount equal to the greater of $50 million and 10.0% of Consolidated Tangible Assets (as defined in the New Credit Agreement). There is a $30 million sublimit for the issuance of letters of credit under the Revolving Credit Facility. All obligations under the Revolving Credit Facility are guaranteed by the Parent and the Subsidiary Guarantors.

The Revolving Credit Facility is, subject to customary conditions, available for general corporate purposes or any other purpose not prohibited by the New Credit Agreement. The New Credit Agreement will mature on September 8, 2025, provided that if on July 16, 2025, any of the Company’s 7.25% senior unsecured notes due 2025 remain outstanding, then the New Credit Agreement will mature on such date.

Interest Rate and Fees

Borrowings under the Revolving Credit Facility bear interest at an annual rate equal to an applicable margin plus, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 0.00% floor, or (b) a base rate determined by reference to the highest of (i) the prime rate last quoted by The Wall Street Journal, (ii) the federal funds rate plus 0.50% and (iii) the one-month adjusted LIBOR plus 1.00%. The applicable margin for the Revolving Credit Facility may range from 2.50% to 3.25% for LIBOR loans and 1.50% to 2.25% for base rate loans, in each case, based on the Company’s net leverage ratio. The Company’s net leverage ratio is calculated as the ratio of (x) Consolidated Net Debt (as defined in the New Credit Agreement) to (y) the sum of (A) Consolidated Net Debt plus (B) the stockholders’ equity of the Company and its restricted subsidiaries (the “Net Leverage Ratio”).

In addition to paying interest on the outstanding principal under the Revolving Credit Facility, the facility also includes a commitment fee that may range from 0.25% to 0.40% per annum (based on the Company’s Net Leverage Ratio) in respect of the unused commitments that is due quarterly. The Company will also be required to pay customary agency fees as well as customary fees in respect of outstanding letters of credit.

Restrictive Covenants and Other Matters

The Revolving Credit Facility includes financial covenants, which require the Company to maintain (i) a Consolidated Tangible Net Worth (as defined in the Credit Agreement) of not less than 65% of Consolidated Tangible Net Worth on the Closing Date, plus the sum of (x) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing after the Closing Date and (y) 50% of the net cash proceeds of any equity issuance received by the Company after the Closing Date (subject to certain deductions set forth in the New Credit Agreement), (ii) a Net Leverage Ratio less than or equal to 70% from December 31, 2021 until December 31, 2022, 67.5% from March 31, 2023 until December 31, 2023 and 65% from March 31, 2024 and thereafter, (iii) an Interest Coverage Ratio (as defined in the New Credit Agreement) of not less than 1.50 to 1.00 (provided that if the Interest Coverage Ratio is not satisfied, the Company shall not be in default under the New Credit Agreement so long as the Company and its restricted subsidiaries maintain unrestricted cash and cash equivalents at least equal to the Consolidated Interest Incurred (as defined in the New Credit Agreement) for the most recently ended test period and (iv) a minimum liquidity of at least $10,000,000. However, the financial maintenance covenants will only be applicable and tested commencing with the first fiscal quarter ending after the Closing Date if the aggregate amount of outstanding borrowings under the Revolving Credit Facility and letters of credit issued thereunder (excluding cash collateralized letters of credit) as of the last day of a fiscal quarter is equal to or greater than 25% of the Revolving Credit Facility commitments as of the last day of such fiscal quarter. Additional covenants in the Revolving Credit Facility limit the Company and its subsidiaries’ ability to, among other things, incur certain additional liens, pay certain dividends or make other restricted payments, make certain investments and make certain asset sales.

The New Credit Agreement also contains various customary events of default, including with respect to a change of control of the Company.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW HOME COMPANY INC.

By:	/s/ John M. Stephens
Name: John M. Stephens
Title: Executive Vice President and Chief Financial Officer

Dated: September 14, 2021

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